Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY

STEREOTAXIS, INC.

Instructions for using this form

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated             , 2013 (the “Prospectus”) of Stereotaxis, Inc., a Delaware corporation (“Stereotaxis”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the rights agent listed below (the “Rights Agent”) prior to 5:00 p.m., New York City time, on             , 2013, (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, first class mail or overnight courier to the Rights Agent, and must be received by the Rights Agent prior to the Expiration Time. See “The Rights Offering—Method of Exercising Rights” in the Prospectus.

Each whole Right allows the holder thereof to purchase one-third of a share of common stock at a price of $3.00 per share for each whole share of Stereotaxis Common Stock owned by such holder as of 5:00 p.m., New York City time, on             , 2013 (the “Record Date”)

Payment of the Subscription Price of $3.00 per full share of Common Stock subscribed for upon exercise of such Rights must be received by the Rights Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Rights” in the Prospectus.

The address of the Rights Agent is as follows:

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attn: Re-Organization Dept.,

1981 Marcus Ave., Suite 100

Lake Success, NY 11042-1046.

By mail:*

Broadridge Corporate Issuer Solutions, Inc.

Attn: Re-Organization Dept., P.O. Box 1317

Brentwood, NY 11717.

*	If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact the Rights Agent at (855) 300-4994.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Rights Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Rights to subscribe for                 share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s), subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $3.00 per full share of Common Stock subscribed for pursuant to the Rights must be received by the Rights Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $         either (check appropriate box):

•	is being delivered to the Rights Agent herewith

or

•	has been delivered separately to the Rights Agent in the manner set forth below (check appropriate box and complete information relating thereto):

•	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available) :

•	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Rights Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

•	Certified check

•	Bank draft (cashier’s check)

•	Money order

Name of maker:

•	Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer or money order:

Signature(s)	Address

Names

(Please type or print) Rights Certificate No(s). (if available)	Area Code and Tel. No.(s)

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Rights Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Rights Agent and must deliver the Rights Certificate(s) to the Rights Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.